Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 1, of our report dated July 1, 2020, relating to the balance sheet of Ascendant Digital Acquisition Corp. as of March 2, 2020, and there related statements of operations, changes in shareholder’s equity and cash flows, for the period from February 11, 2020 (inception) through March 2, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC
New York, New York
July 13, 2020